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                                                                  Exhibit 10.16

                         FIRST AMENDMENT TO OFFICE LEASE

     This First Amendment to Office Lease is entered into between Matco Enterprises, Inc., a Washington Corporation, hereinafter referred to as "Landlord" and qad. inc, a California Corporation hereinafter referred as to "Tenant".

     This First Amendment To Office Lease is made in reference to the following facts:

     A. Landlord and Tenant entered into an Office Lease, dated November 30, 1992, for Suites I, K and L located at 5464 Carpinteria Avenue, Carpinteria, California, hereinafter "Office Lease".

     B. Tenant desires to lease additional space at 5464 Carpinteria Avenue, Suites C and H, specifically, and landlord has agreed to lease Suites C and H on the terms and conditions of this First Amendment To Office Lease.

     IT IS AGREED:

     1.   ADDITIONAL LEASED PREMISES.

     The Additional Leased Premises hereunder are Suites C and H located at 5464 Carpinteria Avenue, in the City of Carpinteria, County of Santa Barbara, State of California, and are identified on the floor plan attached hereto as Exhibit "A". Said additional lease premises contain 3,113 net rentable square feet in Suite C and 1394 net rentable square feet in Suite H. The reference to the term Premises in the Office Lease shall also apply to the Additional Leased Premises as used in this First Amendment To Office Lease.

     2.   TERM OF LEASE.

     The term of this lease shall commence one day after notification that the improvements provided for in paragraph 6(a) and required for the Additional Leased Premises have been substantially completed and shall terminate with the termination of the Office Lease.

     3.   RENT

          (a) Tenant shall pay to Landlord as minimum monthly rent without deduction set off, prior notice or demand the sum of $5633.75 ($1.25/per square foot 4507 square feet of net rentable square footage) in advance on the first day of each month commencing on date of commencement of the term of the Lease for the Additional Leased Premises and continuing during the term of the original Office Lease, which rent shall be in addition to rent provided for in the Office Lease. Minimum monthly rent for any partial month, including the first month and last month of the

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lease shall be prorated at the rate of 1/30th of the minimum monthly rent per day.

          (b) The minimum monthly rent shall be subject to adjustments as provided for in Paragraph 5 (b) of the Office Lease.

     4.   SECURITY DEPOSIT.

     Simultaneously with the execution of the First Amendment To Office Lease Tenant shall deposit with the Landlord $13,566.07 which includes the sum of $5633.75 representing the first month's rent, $5633.75 representing the additional security deposit for the Additional Leased Premises and the sum of $2298.57 representing the payment towards the first month's operating costs and real property taxes.

     5.   PROPERTY TAXES AND OPERATING COSTS.

     Tenant shall pay monthly to Landlord as additional rent its proportionate share of property taxes, and operating costs which shall be computed in the manner provided for the Paragraphs 8, 9 and 10 of the Office Lease taking into account the additional net rentable square footage occupied by the tenant in the Additional Leased Premises.

     6.   TENANT IMPROVEMENTS.

     Tenant improvements for the Additional Leased Premises shall be done in two stages.

          (a) Prior to occupancy, landlord at its sole cost and expense shall cause the Additional Leased Premises to be improved in accordance with Exhibit "A" which is attached hereto and incorporated herein by reference. Upon the completion of the work provided for in Exhibit "A", the term of the lease shall commence as provided for in Paragraph 2 of this First Amendment To Office Lease.

          (b) After occupancy, tenant shall supply landlord with its space plans and related specifications for its tenant improvements for said Additional Leased Premises. Landlord shall have the right to approve said space plans and related specifications which approval shall not unreasonably be withheld. Landlord shall cause the construction of the tenant improvements pursuant to said approved space plans and related specifications.

          (c) The tenant improvement costs for the implementation of the space plans shall not exceed the sum of $67605.00 (based on 4507 net rentable square feet for Suites C and H times $15 per square foot) less the cost of performing the improvements required by paragraph 6(a) herein. Said costs shall include all "hard" and "soft" costs associated with the construction of the tenant improvements, as those terms are defined in Paragraph 1 (b) of the Office Lease. In the event cost of the tenant improvements pursu-


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ant to the approved space plans and related specifications exceeds the sum of
$67605.00, tenant shall reimburse landlord for the excess cost. Landlord shall complete the tenant improvements in a good and workmanlike manner. Because the tenant improvements will be installed after occupancy, Tenant acknowledges there will be disruption due to the work and waives any claim for reduced rent or any claim for breach of the covenant of quiet enjoyment as a result thereof. Tenant shall not be entitled to any tenant improvement allowance if the Tenant improvements are requested after September 1, 1995.

     7.   PARKING.

     Tenant shall have the use of an additional 18 parking spaces. In the event a problem developes during the term of the lease with tenant having insufficient parking for its employees, Landlord agrees to designate 18 additional parking spaces for the exclusive use of Tenant, in additional to those provided for in Paragraph 11 of the Office Lease.

     8.   POSSESSION.

     The Landlord shall deliver possession of the Additional Leased Premises to Tenant for occupancy promptly and will use every effort to deliver possession as soon as possible.

     9.   OPTION TO RENEW.

     Tenant shall have an option to renew the lease of the Additional Leased Premises for five (5) renewal periods of one year each. Rent for the renewal periods to be in accordance with Paragraph 16 of the Office Lease.

     10.  ADDITIONAL TERMS.

     Except where inconsistent with this First Amendment To Office Lease, the terms and conditions of the Office Lease shall apply equally to the Additional Leased Premises as to Suites I, L and K.


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     IN WITNESS WHEREOF, the parties have executed this First Amendment To
Officer Lease on September 9, 1993.

LANDLORD:                               MATCO ENTERPRISES, INC., a
                                        Washington Corporation


                                        By: /s/ Meriko Tamaki Wong
                                            -------------------------------
                                            MERIKO TAMAKI WONG, President


TENANT:                                 qad. inc


                                        By: /s/ Pam Lopker
                                            -------------------------------
                                            PAM LOPKER, President


                                        By: /s/ Karl Lopker
                                            -------------------------------
                                            KARL LOPKER, Vice-President


APPROVED AS TO FORM AND CONTENT

THE WILLIAM HERBERT COMPANY


By: /s/ William Pintard
    --------------------------
    WILLIAM PINTARD


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